POWER OF ATTORNEY


The undersigned,
being a person required
to file a statement
under Section 16(a) of
the Securities Exchange
Act of 1934, as amended
(the '1934 Act'), with
respect to
Western Asset/Claymore
Inflation-Linked
Securities
& Income Fund, hereby
authorizes, designates
and appoints Amy J. Lee
or Mark E. Mathiasen to
act as attorney-in-fact
to execute and file
statements on Form 3,
Form 4 and Form 5 and
any successor forms
adopted by the
Securities Exchange
Commission, as required
by the 1934 Act and the
Investment Company Act
of 1940 and
the rules thereunder,
and to take such other
actions as such
attorney-in-fact may
deem necessary or
appropriate in
connection with such
statements, hereby
confirming and
ratifying all actions
that such attorney-
in-fact has taken
or may take in
reliance hereon.
This power of
attorney shall
continue in effect
until the
undersigned no
longer has an
obligation to file
statements under
the section cited
above, or until
specifically
terminated in
writing by
the undersigned.

IN WITNESS WHEREOF,
the undersigned has
duly executed
this power of
attorney on the
3rd day
of June, 2015.


Signature

/s/ Jane E. Trust